Exhibit 99.2

BERKSHIRE HATHAWAY ENERGY COMPANY

EXCHANGE OFFER

TO HOLDERS OF ITS

4.050% SENIOR NOTES DUE 2025

3.700% SENIOR NOTES DUE 2030

1.650% SENIOR NOTES DUE 2031

4.250% SENIOR NOTES DUE 2050

2.850% SENIOR NOTES DUE 2051

NOTICE OF GUARANTEED DELIVERY

As set forth in the Prospectus dated         , 2021 (the “Prospectus”) of Berkshire Hathaway Energy Company (the “Company”) under “The Exchange Offer—How to Tender” and in the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by the Company to exchange up to $1,250,000,000 in principal amount of its registered 4.050% Senior Notes due 2025, up to $1,100,000,000 in principal amount of its registered 3.700% Senior Notes due 2030, up to $500,000,000 in principal amount of its registered 1.650% Senior Notes due 2031, up to $900,000,000 in principal amount of its registered 4.250% Senior Notes due 2050 and up to $1,500,000,000 in principal amount of its registered 2.850% Senior Notes due 2051 (collectively, the “Exchange Notes”) for all of its outstanding 4.050% Senior Notes due 2025, 3.700% Senior Notes due 2030, 1.650% Senior Notes due 2031, 4.250% Senior Notes due 2050 and 2.850% Senior Notes due 2051, in each case issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (collectively, the “Initial Notes”), respectively, this form or one substantially equivalent hereto (a “Notice of Guaranteed Delivery”) must be used to accept the Exchange Offer of the Company if: (i) certificates for the Initial Notes are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer or (iii) the procedures for book-entry transfer set forth in the Prospectus under the caption “The Exchange Offer—How to Tender” cannot be completed on or prior to the Expiration Date of the Exchange Offer. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission, letter or courier to the Exchange Agent.

TO:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(the “Exchange Agent”)

By Facsimile:

732-667-9408

Confirm by telephone:

315-414-3317

By Mail, Hand or Courier:

The Bank of New York Mellon Trust Company, N.A,

c/o The Bank of New York Mellon Corporation

Corporate Trust Department—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Pamela Adamo

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET

FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO A

FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE

DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Initial Notes	Sign Here

Tendered	Signature(s)

Certificate Nos.	Please Print the Following Information

(if available)	Name(s)

Total Principal Amount	Address

Represented by Initial Notes Certificate(s)

Account Number	Area Code and Tel. No(s).

Dated: , 2021

GUARANTEE

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of (i) certificates tendered hereby, in proper form for transfer, or certificates tendered pursuant to the procedures for book-entry transfer set forth in the Prospectus under the caption “The Exchange Offer—How to Tender,” (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or a properly transmitted “agent’s message” (as defined in the Prospectus) in the case of book-entry transfers and (iii) in either case, any other documents required by the Letter of Transmittal, will be made within three New York Stock Exchange trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person or transmission of an electronic message through ATOP (as described in the Prospectus) by or on behalf of the above-named person, all as described in the Prospectus.

Name of Firm

Authorized Signature

Number and Street or P.O. Box

City                                      State                                      Zip Code

Area Code and Tel. No.

Dated:                         , 2021

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